                                                                    EXHIBIT 23.5

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

         We consent to the use in this Registration Statement of Amendment No. 1 to Form S-4 (the "Registration Statement") of our report dated January 27, 2000 relating to the report and accounts of Virtual Presence Limited as of March 31, 1999 and the related statements of profit and loss account, balance sheet and cash flows for the years ended March 31, 1999 and 1998.

                                              /s/ Pridie Brewster
                                              ---------------------
                                              Pridie Brewster
                                              Chartered Accountants
                                              Registered Auditors

September 13, 2000
London, England